Exhibit 10.2
Cornerstone OnDemand Commission Plan

EMPLOYEE NAME:	Vincent Belliveau
EMPLOYEE TITLE:	SVP and GM EMEA	DIVISION:	Executive
EFFECTIVE DATE:	1/1/15	TERM:	Effective Date through 12/31/15
The following sets forth the terms and conditions of your commission plan (the “Plan”). The Plan does not automatically renew at the end of the Term, and is only valid for the Term, unless it is revised by Cornerstone during the Term. Cornerstone’s Board of Directors (or its authorized committee or delegate) and/or Cornerstone’s CEO may amend, modify, alter, suspend, or terminate the Plan at any time and in their sole discretion. The Plan may only be modified with the prior written approval of Cornerstone’s CEO. All calculations and determinations with respect to the Plan shall be made by Cornerstone in its sole discretion, and shall be final. Cornerstone reserves the right to change at any time the products, services, customers, territories, accounts, commissions or bonuses assigned to you.

1)	Definitions.

a)	“Portfolio” means the territory and/or accounts assigned to you by your manager.

b)
“Contract” means a written agreement, amendment, addendum, and/or statement of work with approved pricing between Cornerstone and a customer/distributor in your Portfolio for Cornerstone software and/or services, duly executed on behalf of Cornerstone by its CEO or an authorized designee.

c)	“Approved Contract” means a Contract executed during the Term.

d)	“Prior Contract” means a Contract, including any applicable amendments and addenda thereto, executed prior to the Term and renewed by an Approved Contract.

e)	“Costs” means amounts owed by Cornerstone to third parties directly resulting from the sale of software and/or services (i.e., referral fees, content fees, etc.).

f)	“Revenue” means the fee(s) in a Contract contractually committed at the time of its execution, less Costs (except in cases where Cornerstone at its discretion has waived the discount for Costs).

g)
“Subscription Revenue” means Revenue from subscriptions to Cornerstone-provided software and/or services (e.g., Cornerstone Learning, Cornerstone Performance, support, administrator training package, content).

h)
“Managed Services Revenue” means Revenue from those services designated as such by Cornerstone which are normally delivered exclusively by third parties. For clarity, Managed Services include, without limitation, Outsourced Administration and pre-packaged workshops (currently, Security Roles, User Acceptance Testing Support, Analytics, and Organizational Unit Redesign).

i)	“Other Revenue” means Revenue which is neither Subscription Revenue nor Managed Services Revenue.

j)
“Year” means each 12-month subscription period for a subscription to a Cornerstone-provided software and/or service, with Year 1 beginning on the first date of the subscription period. Note that, for a given Approved Contract, Year 1 for Subscription X (e.g., Learning) may not be the same as Year 1 for Subscription Y (e.g., Performance) if the start dates for subscriptions are staggered. If the term of the Approved Contract is not evenly divisible by 12, the remainder will be deemed to fall at the end of the Approved Contract term and will count as a separate “Year.”

k)
“Baseline” means, with respect to a Prior Contract, the greater of: (i) Subscription Revenue for the last full year of the Prior Contract; or (ii) all Subscription Revenue for the Prior Contract divided by the term (in months) times twelve (12) months..

l)	“Incremental” means Revenue of an Approved Contract in excess of Baseline, if any.

m)	“Commission” means incentive compensation relating to procurement of an Approved Contract, calculated as a percentage of applicable Revenue.

n)	“Quota” means your total Year 1 Incremental target across all Approved Contracts.

2)	Earned Commissions.
Commissions are deemed to be earned (“Earned Commissions”) for a given contract year of an Approved Contract when all of the following conditions have been satisfied:

a)	There is a valid Approved Contract in place including the Revenue upon which the Commission is based.

b)
There are no terms or conditions in the Approved Contract which might adversely affect Cornerstone’s ability to recognize revenue (this condition may be waived by Cornerstone in writing on a case-by-case basis).

c)	You (or, in the case of a manager, your team) were/was primarily responsible for procuring the Approved Contract.

d)	You are employed by Cornerstone on the Payment Date (defined below).

3)	Payment of Commissions.
Cornerstone will pay Earned Commissions with the first payroll of the second calendar month following the month in which the applicable Year begins (the “Payment Date”) (e.g., Approved Contract X is executed on January 11. The first Payment Date would be in March). Notwithstanding the Payment Date, Cornerstone reserves the right to delay the Payment Date in case of delayed or extended billing terms.

4)	Quota.
Your Quota is: $58,500,000.

5)	Commission Rates.

a)	Regular Commission Rates. Regular Commissions for the following Revenue types are as follows:

i)	Subscription Revenue (software):

If the initial term of the Approved Contract is:	Your Commission for:
	Year 1		Year 2		Year 3, 4, 5*
	Incremental	Baseline	Incremental	Baseline	Incremental	Baseline
2+ years	0.7%	0.175%	0.35%	0.105%	0.21%	0.035%
1-2 years	0.7%	0.175%	0.28%	0.035%
1 year or less	0.7%	0.175%
*Year 4 and 5 apply to Account Management Revenue only.

ii)	Subscription Revenue (services):

If the initial term of the Approved Contract is:	Your Commission for:
	Year 1		Year 2		Year 3, 4, 5*
	Incremental	Baseline	Incremental	Baseline	Incremental	Baseline
2+ years	0.35%	0.0875%	0.175%	0.0525%	0.105%	0.0175%
1-2 years	0.35%	0.0875%	0.14%	0.0175%
1 year or less	0.35%	0.0875%
*Years 4 and 5 apply to Account Management Revenue only.

iii)	Other Revenue: 0.35%

iv)	Managed Services Revenue: 0.14%

b)
Accelerated Commission Rates. For the categories listed below only, accelerated Commissions replace regular Commissions and apply to Incremental only. Accelerated Commissions are as follows (for clarity, the following rates are mutually exclusive):

Year 1 Approved Contract amounts …
	… executed during the first six months of your employment:	… exceeding the following percentage of your total Quota during the term:
100%
Subscription Revenue (software)	N/A	1.05%
Subscription Revenue (services)	N/A	0.525%
Other Revenue	N/A	0.525%

6)	Bonus.

If you achieve the following Quota milestone by the following date:	You will be eligible for a bonus of:
$ 8,500,000 by March 31, 2015	€ 5,000
$ 22,500,000 by June 30, 2015	€ 5,000
$ 38,000,000 by September 30, 2015	€ 5,000
$ 58,500,000 by December 31, 2015	€ 5,000

7)	Termination of Your Employment.

a)	If you are an at-will employee, nothing contained in this document in any way changes or limits the “at-will” nature of the employment relationship between Cornerstone and you.

b)	In the event that your employment with Cornerstone terminates, you will only be paid for Earned Commissions earned on or prior to the date of your termination or transfer.

8)	Miscellaneous.

a)	Nothing in this document obligates Cornerstone to enter into any Approved Contracts or other agreements with any customer or otherwise.

b)	You are expected to follow the official Cornerstone pricing guidelines, which are subject to change from time to time at Cornerstone's sole discretion.

c)	The Plan supersedes any prior written or verbal discussions, agreements or understandings with respect to the bonuses, commissions and similar items of compensation for sales made during the Term.

d)
In the event that any provision or any portion of any provision hereof becomes or is declared by a court or administrative agency of competent jurisdiction to be illegal, unenforceable, or void, this Plan shall continue in full force and effect without said provision or portion of provision.

e)	The law governing the Plan, as well as venue for any action, shall be the state where the employee is employed.

f)
Notwithstanding anything to the contrary herein, all calculations regarding Quota, Revenue and Commissions are subject at all times to applicable conflict, teaming, and referral rules, which shall be made available to you online (link to be provided).

CORNERSTONE
By:    \s2\/s/ Adam Miller
Name:    \n2\Adam Miller
Date:    \d2\March 22, 2015
Agreed and accepted:
By:    \s1\/s/ Vincent Belliveau
Name:    \n1\Vincent Belliveau
Date:    \d1\March 20, 2015